Contact:	Barbara B. Lucas Senior Vice President Public Affairs 410-716-2980 Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979

FOR IMMEDIATE RELEASE: Thursday, April 28, 2005

Subject:   Black & Decker Reports Record Sales and Earnings for First Quarter 2005; Increases Full-Year Earnings Guidance; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the first quarter of 2005 were $147.9 million or $1.79 per diluted share, versus $74.3 million or $0.93 per diluted share in the first quarter of 2004. Excluding a favorable $55 million pre-tax insurance settlement, diluted earnings per share from continuing operations were a record $1.36, an increase of 46% over the prior year.

        Sales from continuing operations increased 39% for the quarter to a record $1.52 billion. Sales of existing businesses increased 17% in the quarter, including a positive impact of 2% from foreign currency translation. Acquisitions had a positive impact of 22% on sales for the quarter.

        Free cash flow improved $118 million over the first quarter of 2004 to $43 million, reflecting improved operating profit and the insurance settlement proceeds. The Corporation repurchased approximately 2.5 million shares of its common stock during the quarter.

(more)

Page Two

        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker had another outstanding quarter, driven by especially strong organic sales growth in the U.S. DEWALT and Price Pfister businesses. Sales growth in our existing businesses has averaged over 10% during the last four quarters, and all of our segments grew solidly again this quarter. Operating margin increased 90 basis points due to sales volume leverage and cost saving initiatives. As a result, we extended our track record of operating improvement to twelve straight quarters of 18% or better EPS growth.

        “Sales in the Power Tools and Accessories segment increased 50% for the quarter, including 17% in existing businesses. Sales increased in all regions and all major product categories. The U.S. DEWALT business combined market share gains with continued strength in construction markets to generate sales growth in excess of 30%. DEWALT grew sales impressively in all major channels, with outstanding sell-through. Sales of industrial cordless products were particularly strong, building on the success of last year’s high-end XRP™ line launch. The U.S. Black & Decker consumer business grew sales at a mid-single-digit rate, driven by power tools such as drills and sanders, as well as an increase in the accessories division. European sales increased at a high single-digit rate, including a modest gain in the consumer business and a double-digit rate of growth for DEWALT.

        “Operating margin improved 160 basis points for the Power Tools and Accessories segment to 12.2%, with sales volume leverage and productivity outweighing higher raw material prices and the addition of the lower-margin Porter-Cable and Delta Tools Group. Both the North American and European businesses increased operating margins significantly. Incremental earnings from the acquired business were in line with our expectations, contributing to a 74% increase in operating profits for the segment.

        “Sales in the Hardware and Home Improvement segment increased 9% for the quarter. Sales of Price Pfister® plumbing products increased more than 25%, reflecting additional listings at a key retailer and continued success at other retailers. The lockset business grew sales at a low single-digit rate, led by higher-priced products within the Kwikset® line. Operating profit decreased, primarily due to higher raw material prices and restructuring-related costs associated with the rationalization of lockset manufacturing. We continue to expect that this rationalization will improve margins in the second half of 2005.

(more)

Page Three

        “Sales in the Fastening and Assembly Systems segment increased 14% for the quarter, with the MasterFix acquisition contributing 4% to the increase. Sales increased in all geographic regions and in both the automotive and industrial divisions, despite production decreases by key automotive customers. Operating margin in this segment increased 90 basis points to 14.5%, reflecting higher sales volume and price increases partially offset by higher raw material costs.

        “Looking forward, we expect that our sales will remain strong in the coming quarters, but growth rates will be affected by tougher comparisons. We are increasing our sales growth forecast for the remainder of the year to the mid-single-digit range, excluding currency translation and acquisitions. Including these factors, we expect a full-year sales growth rate at or above 20%. Operating margin will likely be below 2004 levels until the fourth quarter due to the impact of the Porter-Cable and Delta Tools Group acquisition, but should be up modestly for the full year. Based on our revised sales outlook, a reduction in share count and the new timetable for expensing stock options, we expect diluted earnings per share from continuing operations in the ranges of $1.73-to-$1.78 for the second quarter and $6.55-to-$6.70 for the full year, excluding the impact of the insurance settlement. We continue to expect that we will convert at least 90% of full-year net earnings to free cash flow.

        “We are very pleased to build on our record performance of 2004 with another record quarter, and we are confident that our momentum will continue throughout 2005. We have established a track record of improving our businesses, and expect to extend our outstanding earnings growth through cost initiatives and new products. Black & Decker is focused on creating value for shareholders through compelling bolt-on acquisitions, share repurchases, and a competitive dividend. Our strategy is working, and we will focus on executing that strategy to deliver superior returns to our investors.”

        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.28 per share of the Corporation’s outstanding common stock payable June 24, 2005, to stockholders of record at the close of business on June 10, 2005.

(more)

Page Four

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss first-quarter results and the outlook for the remainder of 2005. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Forward-Looking Statements” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

#    #    #

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	April 3, 2005		March 28, 2004

SALES	$1,519.	3	$1,092.	9
Cost of goods sold	983.	8	690.	1
Selling, general, and administrative expenses	371.	2	295.	1

OPERATING INCOME	164.	3	107.	7
Interest expense (net of interest income)	9.	2	5.	2
Other (income) expense	(53.	5)	.	8

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	208.	6	101.	7
Income taxes	60.	7	27.	4

NET EARNINGS FROM CONTINUING OPERATIONS	147.	9	74.	3

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Earnings of discontinued operations	.	8	.	6
Gain on sale of discontinued operations (net of impairment
charge of $24.4)		–	11.	7

NET EARNINGS FROM DISCONTINUED OPERATIONS	.	8	12.	3

NET EARNINGS	$148.	7	$86.	6

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.8	4	$.9	4
Discontinued operations	.0	1	.1	6

NET EARNINGS PER COMMON SHARE - BASIC	$1.8	5	$1.1	0

Shares Used in Computing Basic Earnings Per Share (in Millions)	80.	5	78.	4

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.7	9	$.9	3
Discontinued operations	.0	1	.1	6

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.8	0	$1.0	9

Shares Used in Computing Diluted Earnings Per Share (in Millions)	82.	7	79.	5

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	April 3, 2005	December 31, 2004

ASSETS
Cash and cash equivalents	$321.4	$514.4
Trade receivables	1,090.3	1,046.6
Inventories	1,094.0	981.8
Current assets of discontinued operations	68.0	70.8
Other current assets	284.4	313.6

TOTAL CURRENT ASSETS	2,858.1	2,927.2

PROPERTY, PLANT, AND EQUIPMENT	741.1	754.6
GOODWILL	1,180.0	1,184.0
OTHER ASSETS	662.6	665.0

	$5,441.8	$5,530.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$2.1	$1.1
Current maturities of long-term debt	157.5	.5
Trade accounts payable	571.9	466.9
Current liabilities of discontinued operations	29.8	29.9
Other current liabilities	1,163.5	1,294.2

TOTAL CURRENT LIABILITIES	1,924.8	1,792.6

LONG-TERM DEBT	1,031.5	1,200.6
DEFERRED INCOME TAXES	171.2	171.1
POSTRETIREMENT BENEFITS	422.3	423.4
OTHER LONG-TERM LIABILITIES	390.6	384.4
STOCKHOLDERS' EQUITY	1,501.4	1,558.7

	$5,441.8	$5,530.8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended April 3, 2005	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,078.8	$240.6	$166.0	$1,485.4	$33.9	$–	$1,519.3
Segment profit (loss) (for Consoli-
dated, operating income)	132.0	29.5	24.1	185.6	4.5	(25.8)	164.3
Depreciation and amortization	25.1	6.3	4.7	36.1	.8	1.8	38.7
Capital expenditures	17.8	5.4	2.5	25.7	.7	.2	26.6

Three Months Ended March 28, 2004

Sales to unaffiliated customers	$716.9	$221.2	$145.8	$1,083.9	$9.0	$–	$1,092.9
Segment profit (loss) (for Consoli-
dated, operating income)	76.0	31.9	19.8	127.7	1.3	(21.3)	107.7
Depreciation and amortization	20.1	7.6	4.4	32.1	.2	2.8	35.1
Capital expenditures	14.9	2.9	2.3	20.1	.1	.2	20.4

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes, in millions of dollars, is as follows:

	Three Months Ended

	April 3, 2005	March 28, 2004

Segment profit for total reportable business segments	$185.6	$127.7
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to actual rates	4.5	1.3
Depreciation of Corporate property	(.2)	(.4)
Adjustment to businesses' postretirement benefit expenses booked
in consolidation	(3.9)	.1
Other adjustments booked in consolidation directly related to reportable
business segments	(.8)	(2.1)
Amounts allocated to businesses in arriving at segment profit in excess of
(less than) Corporate center operating expenses, eliminations, and other
amounts identified above	(20.9)	(18.9)

Operating income	164.3	107.7
Interest expense, net of interest income	9.2	5.2
Other (income) expense	(53.5)	.8

Earnings from continuing operations before income taxes	$208.6	$101.7

BASIS OF PRESENTATION:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On October 2, 2004, the Corporation acquired the Porter-Cable and Delta Tools Group from Pentair, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is currently held for sale are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2005. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs.

Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Diluted earnings per share from continuing operations, excluding the insurance settlement:

        The calculation of diluted earnings per share from continuing operations, excluding a favorable $55 million pre-tax insurance settlement in 2005, for the three months ended April 3, 2005 and March 28, 2004, follows (dollars in millions except per share amounts):

	Three Months Ended

	April 3, 2005		March 28, 2004

Net earnings from continuing operations	$147.	9	$74.	3
Excluding:
Insurance settlement, net of tax	(35.	8)	–

Net earnings from continuing operations,
excluding the insurance settlement	$112.	1	$74.	3

Diluted earnings per common share from
continuing operations	$1.7	9	$.9	3
Excluding:
Insurance settlement, net of tax,
per common share - assuming dilution	(.4	3)	–

Net earnings from continuing operations,
excluding the insurance settlement,
per common share - assuming dilution	$1.3	6	$.9	3

Shares used in computing diluted earnings
per share (in millions)	82.	7	79.	5

Free cash flow for the three months ended April 3, 2005 and March 28, 2004:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the three months ended April 3, 2005 and March 28, 2004, follows (dollars in millions):

	Three Months Ended

	April 3, 2005	March 28, 2004

Cash flow from operating activities	$69.7	$(54.8)
Capital expenditures	(26.7)	(20.7)
Proceeds from disposals of assets	.3	.7

Free cash flow	$43.3	$(74.8)

Capital expenditures and proceeds from the disposal of assets include amounts associated with discontinued operations.

Diluted earnings per share from continuing operations for the full year 2005:

        This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share from continuing operations would range from $6.55 to $6.70 for the full year, excluding the impact of the insurance settlement. The aforementioned range excludes the effect of a favorable $55 million pre-tax ($35.8 million after-tax) insurance settlement. Management’s expectation is that the Corporation’s diluted earnings per share from continuing operations would range from $6.98 to $7.13 for the full year, including the impact of the insurance settlement.